MEMORANDUM OF UNDERSTANDING

Memorandum of Understanding dated this 29th day of March, 2022, is made by and between Ultimax Digital, Inc. ("Ultimax") and Mobile Global eSports, Inc. ("MOGO").

WHEREAS, Ultimax is a developer of video games and is developing various technologies related to Non-Fungible Tokens ("NFTs") including a marketplace for the sales of various styles of NFTs including multiple copies of sports trading card style NFTs;

WHEREAS, MOGO has licensed from Sports Industry of India, Inc. ("SII") the right to exploit certain rights related to esports leagues, games, tournaments, products, athlete likenesses and programming at 847 universities (the "Licensed Universities") in India. (the "eSports Rights");

WHEREAS, Ultimax and MOGO desire to cooperate to design and create video and NFT products utilizing the eSports Rights to be marketed by MOGO to students at the Licensed Universities and others;

WHEREAS, this Memorandum of Understanding shall serve as a binding agreement between Ultimax and MOGO until such time as the parties can execute a more formal Collaboration Agreement.

The parties have agreed as follows:

1. **Nature of the Relationship**. MOGO and Ultimax will jointly plan, develop and market a series of video games and eSports-related NFT product offerings, based upon existing and new Ultimax technologies, designed to be marketed to students of the Licensed Universities. The parties agree that the scope of the relationship between the parties, as set forth herein, shall be exclusive in India specific to the category of NFT-based games for the term of the relationship.

2. **Initial Products**. MOGO and Ultimax shall jointly plan a series of video game and NFT products (the "Initial Products") which leverage MOGO's Indian university eSports rights and Ultimax' existing products and technology development capabilities, which will include, but not be limited to:

(a) One or more mobile casual games which incorporate various Licensed University mascots such as Match 3 and auto racing games.

(b) One or more customized versions of StoneHold for Licensed Universities by including such elements as school logos and school mascots as substituted characters in the game.

(c) One or more customized versions of StoneHold for use in eSports competitions.

(d) A customized NFT trading card platform, based upon Ultimax's current NFT trading card platform, featuring NFT trading cards of esports athletes at Licensed Universities including a customized NFT resale platform (the "Custom NFT Marketplace").

(e) Additional NFT products such as video NFT's capturing game play (for games in which such rights can be obtained including StoneHold), commemorating team victories, high scores, etc.

(f)

In addition, MOGO shall use its best efforts, consistent with its current schedule for eSports competitions, to organize eSports competitions utilizing StoneHold.

3. **Initial Product Design**. MOGO and Ultimax shall, in good faith, work together to develop development plans, development specifications and timelines for the development of the Initial Products.

4. **Additional Products**. MOGO and Ultimax shall, from time to time, propose to the other additional products or new versions of the Initial Products ("Proposed Products"). The parties shall then meet and confirm regarding the Proposed Products, including factors such as development timeframe and marketing plans. Upon the mutual agreement between the parties, a Proposed Product shall be included as part of the Collaboration Agreement. The Proposed Products shall include extending the Custom NFT Marketplace to athletes participating in additional sports at the Licensed Universities.

5. **Responsibilities of Ultimax**. Ultimax shall, at its own expense, devote all efforts required to (a) develop the Initial Products in accordance with the design and timeframe specifications jointly agreed upon by the parties, (b) manage all online platforms related to the Initial Products and perform all necessary administration and "live ops" for the online games and NFT platforms which are part of the Initial Products, and (c) provide to MOGO all necessary maintenance and technical support for the Initial Productions.

6. **Responsibilities of MOGO**. MOGO shall, at its own expense, devote all efforts required to (a) develop marketing plans for the Initial Products and (b) market the Initial Products to students of the Licensed Universities including the development of websites related to the Initial Products. In addition, MOGO shall be responsible for any athlete royalties payable in connection with the Initial Products.

7. **Decision Making**. The Parties shall seek to confer and mutually agree upon all strategic business planning for the Initial Products; provided that (a) Ultimax shall have

the right to make all decisions regarding the technical implementation of the Initial Products and on-going administration of the Initial Products and (b) MOGO shall have the right to make all decisions regarding the marketing of the Initial Products.

8. **Revenue Split**. MOGO, as the licensor, agrees to negotiate a fair and equitable split of revenues, excluding third party fees, taxes, and other expenses related to the Initial Product, throughout the term of the agreement.

9. **Term**. The term of this MOU will be six months from the date of execution, unless an extension is mutually agreed upon or a new agreement between the parties supersedes this MOU.

10. **Intellectual Property Ownership and License**. MOGO shall license or sublicense to Ultimax, at no charge to Ultimax, such intellectual property as may be necessary for Ultimax to develop and provide the Projects, including but not limited to rights to school mascots and logos, and Athlete's name and likeness. All intellectual property related to the Initial Products shall belong to the Party that developed such intellectual property.

11. **Equity Swap**. Each party agrees to a stock option offering based upon defined deliverables.

12. **Investment Banking Fees.** The Parties agree that any investment banking fees payable in connection with this Memorandum of Understanding shall be equally split between the Parties.

13. **Counterparts and Facsimile Signatures**. This Memorandum of Understanding may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. PDF versions of original signatures of this Memorandum of Understanding shall be considered original signatures.

14. **Expenses**. Except as set forth above, each party shall bear its own expenses in connection with this Memorandum of Understanding.

15. **General**.

(a) This Memorandum shall be construed in accordance with the laws of the State of Delaware.

(b) This Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto, each party's subsidiary or affiliated corporations, parent, divisions, officers, directors, employees, shareholders, representatives, agents, accountants and attorneys, individually as well as in the capacity indicated.

(c) In the event that any provision of this Agreement should be held to be void, voidable or unenforceable, the remaining portions hereof shall remain in full force and effect.

(d) Until such time as the parties hereto execute the Collaboration Agreement which shall supersede this Memorandum of Understanding, the Memorandum of Understanding shall constitute the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements or communications with respect to the subject matter hereof. It shall not be modified except by a written agreement dated subsequent to the date of this Memorandum of Understanding and signed on behalf of the parties by their respective duly authorized representatives. No waiver of any breach of any provision of this Memorandum of Understanding shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

IN WITNESS WHEREOF, the parties hereto have approved and executed this Memorandum of Understanding as of the 29th day of March, 2022.

Ultimax Digital, Inc.

By: Paul Goodman

Name: Paul Goodman

Title: President

Mobile Global eSports, Inc.

By: David Pross

Name: David Pross

Title: CEO